Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of September 3, 2014, by and among B. Riley & Co., LLC (“B. Riley”), the Purchasers listed on Exhibit A hereto (the “Other Purchasers” and, together with B. Riley, the “Purchasers”), and The Wet Seal, Inc., a Delaware corporation (the “Company”).

WHEREAS, the Purchasers collectively wish to purchase, and the Company wishes to sell shares of the Company’s Class A common stock, par value $0.10 per share, (the “Common Stock”), for the per share price and upon the other terms and subject to the conditions set forth in this Agreement (the “Private Placement Stock”);

WHEREAS, to induce the Purchasers to purchase the Private Placement Stock, the Company shall either issue each purchaser a warrant to purchase Common Stock on the terms and subject to the conditions set forth in this Agreement or at the election of such purchaser, provide such purchaser a discount equal to of the lesser of (a) four percent (4%) of the Per Share Price (as defined below) and (b) $0.04 per share of Private Placement Stock;

WHEREAS, the Company is considering undertaking a rights offering (the “Rights Offering”) to raise equity capital, pursuant to which the Company expects to distribute, at no charge, to holders of its Common Stock (and to certain persons who have rights to acquire Common Stock) rights (the “Rights”) to purchase shares of Common stock (the “Rights Offering Stock”), which Rights, if any, will be distributed to shareholders and any other participants on a record date to be set by the Board of Directors of the Company (the “Board”);

WHEREAS, the Company intends to register under the Securities Act of 1933, as amended (the “Securities Act”) (i) the Rights Offering Stock, if any, (ii) the Private Placement Stock and the Warrant Shares for resale (as defined below).

WHEREAS, the Company anticipates filing with the Securities and Exchange Commission (the “Commission”) (i) one registration statement with respect to the Rights and the Rights Offering Stock, to the extent it proceeds with the Rights Offering, and (ii) one registration statement with respect to the resale of the Private Placement Stock and the resale of the Warrant Shares (the “Resale Registration Statement”) pursuant to a registration rights agreement of even date herewith (the “Registration Rights Agreement”)

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Purchase; Closing.

(a) Purchase and Sale of the Private Placement Stock in Connection with Rights Offering; the Per Share Price. At the Closing (as defined below), and on the terms and subject to the conditions set forth herein, each Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to sell to such Purchaser, a dollar value of Private Placement Stock equal to each such Purchaser’s “Commitment Amount” set forth opposite such Purchaser’s name on Exhibit A hereto ( “Commitment Amount”) at a per share purchase price equal to lesser of (i) $1.01, and (ii) 87.5% of the volume weighted-average price for the Common Stock on the NASDAQ Global Select Market (the “NASDAQ”) over the twenty (20) consecutive trading day period (for the avoidance of doubt, the foregoing refers to the volume weighted-average price for the entire 20 trading day period) ending on the trading day

Exhibit 10.1

immediately preceding the date the subscription price for the Rights Offering is set by the Company, provided, however, if the Company sets the subscription price for the Rights Offering at a price per share which is less than the price provided for in the previous sub-clause (i) or (ii) of this sentence, the per share purchase price shall be equal to the price per share offered to subscribers in the Rights Offering (such price is referred to as “Per Share Price”). The Per Share Price shall be determined prior to the filing of the Resale Registration Statement with the Commission.

(b) Purchase and Sale of the Private Placement Stock if Rights Offering Not Consummated Within 180 Days. If the Rights Offering has not been consummated within 180 days of the date of this Agreement, and this agreement has not previously been terminated in accordance with Section 10, any Purchaser that has subscribed for at least 15% of the aggregate Commitment Amounts set forth in the second column of Exhibit A (an “Electing Purchaser”), may elect by providing written notice (the “Election Notice”) to the Company that such Electing Purchaser wishes to proceed with the purchase and sale of the Private Placement Stock on the terms and subject to the conditions set forth herein (the “Elective Purchase”), in which case the Electing Purchaser shall, at the Closing, purchase from the Company, and the Company shall sell to the Electing Purchaser, a dollar value of Private Placement Stock equal to the Electing Purchaser’s Commitment Amount set forth opposite the Electing Purchaser’s name on Exhibit A hereto at a per share purchase price equal to the lesser of (i) $1.01 and (ii) the exercise price for the Rights as set forth in the effective Rights Offering Registration Statement (as defined below), if any (the “Elective Purchase Price”). The Company shall provide each Purchaser that is not an Electing Purchaser (a “Non-Electing Purchaser”) a copy of the Election Notice and provide such Non-Electing Purchaser three (3) business days in which to provide the Company with notice of such Non-Electing Purchaser’s election to participate in the Elective Purchase. Any Non-Electing Purchaser that provides such notice (a “Tag Along Purchaser” and, together with any Electing Purchasers, “Participating Purchasers”) shall purchase a dollar value of Private Placement Stock equal to each such Purchaser’s Commitment Amount set forth opposite such Purchaser’s name on Exhibit A hereto at a per share purchase price equal to the Elective Purchase Price. Any purchaser that does not provide such notice to the Company in a timely manner of its election to participate in the Elective Purchase shall no longer be entitled to purchase Private Placement Stock pursuant to this Agreement. Notwithstanding anything else stated herein to the contrary, in the event of an Elective Purchase, this agreement shall not be terminable pursuant to Sections 10(a)(v) or 10(b)(iv) and the condition to Closing set forth in Section 6(c)(v) shall be suspended, in each case until 120 days after the date of the Election Notice (the “Final Date”).

(c) Closing. Subject to the satisfaction or waiver of the conditions set forth in Section 6 of this Agreement, the closing of the purchase and sale of the Private Placement Stock (the “Closing”) shall take place at the offices of Paul Hastings LLP, 695 Town Center Drive, Costa Mesa, California 92626, at 10:00 a.m. local time on (i) the date of the closing of the Rights Offering or, (ii) with respect to Participating Purchasers, prior to the closing of the Rights Offering on (a) the date the Resale Registration Statement is declared effective by the Commission or, (b) on the Final Date if the Resale Registration Statement is not declared effective on or prior to the Final Date as to each Participating Purchasers that has delivered to the Company at least five business days before the Final Date a written notice that it has elected to purchase the Private Placement Stock despite the fact the Resale Registration Statement is not yet effective (with the Company providing a copy of such notice to any other Participating Purchaser), or such other place, time or date as may be determined by the parties hereto in writing (the “Closing Date”); provided, however, in no event shall the Rights Offering close prior to the Closing Date.

(d) Payments to the Company. Payment shall be made to the Company by each Purchaser, on the Closing Date, against delivery of the Common Stock and the Warrants purchased by such Purchaser, in United States dollars by means of wire transfer of immediately available funds.

Exhibit 10.1

(e) Obligations of the Purchasers Several. The failure of any Purchaser to close the transactions contemplated hereby shall not relieve any other Purchaser from such other Purchaser’s obligation to close with respect to its Commitment Amount.

(f) Termination of Rights Offering Has No Effect on Obligations under this Agreement. At any time, the Company may in its sole discretion withdraw or terminate the Rights Offering upon providing written notice to B. Riley on behalf of the Purchasers.

(g) Stock Dividends, Splits, Combinations, Reclassifications, Etc. Notwithstanding the foregoing, if, at any time prior to the Closing, the number of shares of Common Stock outstanding is increased or decreased due to a stock dividend, stock split, stock combination, reclassification or other similar transaction, immediately after the effective date for such combination, appropriate adjustments shall be made to all references to a per share price and the number of shares of Private Placement Stock and Warrants to be sold pursuant to this Agreement shall be appropriately adjusted.

Section 2. Purchaser Inducement. As an inducement for each Purchaser to enter into this Agreement and to complete the transactions contemplated hereby, in accordance with the election of each Purchaser set forth on Exhibit A, the Company hereby agrees to either (i) issue to such Purchaser, within three (3) business days of the execution of this Agreement, Warrants, in substantially the form attached hereto as Exhibit B (the “Warrants”), representing the right to acquire the number of shares of Common Stock set forth opposite such Purchaser’s name in the third column of Exhibit A at an exercise of $1.20 per share (the “Warrant Shares”) or (ii) sell to such Purchaser at the Closing the Private Placement Stock at a discount of the lesser of (a) four percent (4%) of the Per Share Price and (b) $0.04 per share of Private Placement Stock (“Discounted Private Placement Stock”). Pursuant to the terms of the Warrants, the Warrants will first become exercisable on the day that is six months and one day after the date of issuance and have an expiration date that is five years after the date they first become exercisable.

Section 3. Company Termination Right. Notwithstanding any other provision contained in this Agreement, if at any time prior to Closing the volume weighted-average price for the Common Stock on NASDAQ over any fifteen (15) consecutive trading day period is below $0.80 (for the avoidance of doubt, the foregoing refers to the volume weighted-average price for the entire 15 trading day period) as determined by the Company (a “Below $0.80 15 Trading Day Period”), the Company may, in is sole discretion, elect to terminate this Agreement by providing written notice to the Purchasers within three business days after a Below $0.80 15 Trading Day Period (a “Company Termination”), after which neither the Company nor any Purchaser shall have any liability to any other party hereto or shall have any further obligations hereunder, except that (i) the Company shall be required to pay the fees required to be paid to B. Riley in such event pursuant to the terms of a placement agency agreement in the form attached hereto as Exhibit C (the “Placement Agency Agreement”), (ii) each Purchaser that elected in Exhibit A to receive Warrants shall retain such the Warrants, (iii) each Purchaser that elected in Exhibit A to receive Discounted Private Placement Stock at the Closing shall be entitled to receive, within five (5) business days of a Company Termination, a cash payment from the Company equal to four percent (4%) of such Purchaser’s Commitment Amount (as set forth on Exhibit A) and (iv) Sections 4, 5, 9(a) through (c), 9(i) 11, and 12 through 17 shall survive. This Company Termination right is in addition to the rights of the parties to terminate this Agreement pursuant to Section 10 below.

Section 4. Representations and Warranties of the Purchasers. Each Purchaser, individually and severally, represents, warrants and covenants to the Company as follows:

(a) Accredited Investor; Information; Knowledge of Business; Financial Capacity. Such Purchaser is an “Accredited Investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act. Each Purchaser, whether through its members and affiliates or otherwise, is

Exhibit 10.1

familiar with the business in which the Company is engaged. Each Purchaser (through its members and affiliates, if applicable) has knowledge and experience in financial and business matters, is familiar with investments such as the Private Placement Stock and the Warrants, is fully aware of the risks involved in making an investment of this type, and is capable of evaluating the merits and risks of this investment. Each Purchaser acknowledges that, before executing this Agreement, it or its representatives have had the opportunity to ask questions of and receive answers or obtain additional information from a representative of the Company concerning the financial and other affairs of the Company. Without limiting the foregoing, each Purchaser is aware of the terms to be contained in the Senior Convertible Note and Warrants between the Company and Hudson Bay Master Fund Ltd. which the Company is exchanging pursuant to the Exchange Agreement (as defined below) with Hudson Bay Master Fund to be entered into on or about the date hereof. Each Purchaser has adequate capital and means of providing for current needs to sustain a complete loss of such Purchaser’s investment in the Company.

(b) Existence and Good Standing; Authority; Residency. Such Purchaser is validly existing and in good standing under the laws of the State of its formation and has all requisite power and authority to carry on its business as now conducted. Such Purchaser is a resident of the jurisdiction listed in his address in the first column (Name and Address) of Schedule A.

(c) Authorization of Agreement; Enforceability. This Agreement has been duly and validly authorized, executed and delivered by such Purchaser. This Agreement is valid, binding and enforceable against such Purchaser in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

(d) Restricted Securities. Except as provided in Section 8, such Purchaser understands that:

(i) the offer and sale (the “Placement”) of Private Placement Stock and Warrants (collectively, the “Securities”) have not been, and will not be, registered under the Securities Act;

(ii) the Securities and the Warrant Shares will be “restricted securities” as defined in Rule 144(a)(3) promulgated under the Securities Act and the certificate(s) representing the Securities and the Warrant Shares will bear appropriate legends to that effect; and

(iii) the Purchaser must hold such shares indefinitely unless their disposition is registered with the Commission and qualified by applicable state authorities or exemptions from such registration and qualification are available.

(e) Availability of Funds. Such Purchaser has and will have available sufficient funds to pay such Purchaser’s respective Commitment Amount as and when required hereunder.

(f) Investment Intent. Such Purchaser is acquiring the Securities for its own account, with the intention of holding such Securities for investment and with no present intention of participating, directly or indirectly, in a distribution of the shares; provided, however, by making the representations herein, such Purchaser does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. Such Purchaser does not presently have any agreement or understanding, directly or indirectly, with any Person (as defined below) to distribute any of the Securities. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

Exhibit 10.1

(g) No Manipulation or Stabilization of Price; Regulation M Compliance. Subject to Section 5(oo), such Purchaser has not taken since the date first contacted regarding this investment in the Company and will not take, directly or indirectly, at any time prior to the Closing any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise, stabilization or manipulation of the price of any security of the Company in order to facilitate the sale or resale of any securities of the Company, and such Purchaser is not aware of any such action taken or to be taken by any Person. Without limiting the generality of the foregoing, such Purchaser has not and will not bid for, purchase, or, pay any compensation for soliciting purchases of, any securities of the Company, or pay or agree to pay to any Person any compensation for soliciting another to purchase any securities of the Company, in each case in violation of Regulation M under the Exchange Act.

(h) Brokers, Finders, etc. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on in such manner as to not give rise to any valid claim against the Company for any brokerage or finder’s commission, fee or similar compensation based upon arrangements made by or on behalf of any Purchaser, other than arrangements made between the Company and B. Riley.

(i) No Conflicts. The execution, delivery and performance by such Purchaser of this Agreement and the consummation by such Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder.

Section 5. Representations and Warranties of the Company. The Company represents and warrants to each Purchaser as follows:

(a) Existence and Good Standing; Authority. Each of the Company and each Subsidiary (defined below), has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of organization and has all power and authority necessary to own, hold or lease its properties and to conduct the business in which it is engaged and as described in the Company Reports. The term “Company Reports” means (i) the reports, schedules, forms, statements and other documents filed by the Company under the Securities Act and the Exchange Act after February 3, 2013 and prior to the date hereof. Each of the Company and each Subsidiary is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification and has all power and authority necessary to own, hold or lease its properties and to conduct the business in which it is engaged and as described in the Company Reports, except where the failure to so qualify or have such power or authority (i) would not have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, assets or business of the Company or any Subsidiary, taken as a whole, or (ii) impair in any material respect the ability of the Company to perform its obligations under this Agreement or to consummate any transactions contemplated by this Agreement (any such effect as described in clauses (i) or (ii), a “Material Adverse Effect”). The Company owns or controls, directly or indirectly, only the following corporations, partnerships, limited liability partnerships, limited liability companies, associations or other entities: The Wet Seal Catalog Inc. (Delaware), The Wet Seal GC, LLC (Virginia) and The Wet Seal Retail Inc. (Delaware) (each a “Subsidiary” and collectively, the “Subsidiaries”), and has no other interest, nominal or beneficial, direct or indirect, in any other corporation, joint venture or other business entity.

Exhibit 10.1

(b) Authorization of Agreement; Enforceability. This Agreement and the Warrants have been duly and validly authorized, executed and delivered by the Company. This Agreement and the Warrants are valid, binding and enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

(c) Capitalization. The Company has 300,000,000 shares of Common Stock and 10,000,000 shares of Class B convertible common stock, $0.10 par value per share (“Class B Common Stock”) authorized, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, have been issued in compliance with federal and state securities laws. As of August 2, 2014, there were: (i) 84,860,314 shares of Common Stock, issued and outstanding; (ii) 0 shares of Class B Common Stock outstanding; (iii) 25,524,108 shares of Common Stock issuable upon the exercise of all then outstanding options, warrants and other convertible securities then outstanding; and (iv) additional shares of Common Stock issuable upon the vesting of restricted stock units. Since such date through the date of this Agreement, the Company has not issued any securities, other than (i) Common Stock of the Company issued pursuant to the exercise of stock options and equity awards issued pursuant to equity compensation plans disclosed in the Company Reports and (ii) the exchange of securities contemplated by the Amendment, Consent and Exchange Agreement with Hudson Bay Master Fund Ltd. (the “Exchange Agreement”), pursuant to which the related Senior Convertible Note and the related Warrant are being exchanged for the Senior Convertible Note and related Warrant previously issued to Hudson Bay Master Fund Ltd. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued and were issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.

(d) Consents and Approvals. Except for (i) such consents and governmental approvals that have been previously received, (ii) any vote required by NASDAQ Stock Market Listing Rule 5635, (iii) the approval by the Nasdaq Stock Market of an application for the listing of the Private Placement Stock and the Warrant Shares and (iv) declaration of effectiveness of the Resale Registration Statement by the staff of the Commission, no consent or governmental approval is required on the part of the Company in connection with the execution and delivery by the Company of this Agreement or the consummation of the purchase and sale of the Private Placement Stock and the issuance of the Warrants.

(e) Due Authorization and Securities; Reservation of Warrant Shares. All corporate actions required to be taken for the authorization, issuance and sale of the Warrants have been duly and validly taken. All of the Securities to be issued pursuant to this Agreement have been duly authorized for issuance, and, when issued in accordance with the provisions of this Agreement will be validly issued, fully paid and non-assessable, and none of such Securities will have been issued in violation of the preemptive rights of any security holders of the Company arising as a matter of law or under or pursuant to the Company’s Restated Certificate of Incorporation, as amended, the Company’s Amended and Restated By-laws or any material agreement or instrument to which the Company is a party or by which it is bound. As of the time of issuance of the Warrants, the Warrant Shares shall have been reserved for issuance upon exercise of the Warrants.

(f) Subsidiaries. All the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and, except to the extent set forth in

Exhibit 10.1

the Company Reports, are owned by the Company directly or indirectly through one or more wholly-owned subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party. No current director, officer or key employee of the Company named in a Company Report holds any direct equity, debt or other pecuniary interest in any Subsidiary or, to the best of the Company’s knowledge, any Person with whom the Company or any Subsidiary does business or is in privity of contract with, other than, in each case, indirectly through the ownership by such individuals of shares of Common Stock.

(g) Auditors. Deloitte & Touche LLP, which has provided an audit opinion concerning the Company’s financial statements and schedules, if any, in the Company’s Form 10-K for the fiscal year ended February 1, 2014, has audited the Company’s financial statements and is an independent registered public accounting firm as required by the Securities Act and the Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”). Deloitte and Touche LLP has not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

(h) Financial Statements. The financial statements, together with the related notes and schedules, included in the Company Reports fairly present the financial position and the results of operations and changes in financial position of the Company and its Subsidiaries at the respective dates or for the respective periods therein specified. Such statements and related notes and schedules have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved except as may be set forth in the related notes included in the Company Reports. The financial statements, together with the related notes and schedules, included in the Company Reports comply in all material respects with the Exchange Act and the rules and regulations promulgated thereunder.

(i) Certain Events Subsequent to Audited Financial Statements. Since the date of the latest audited financial statements included in the Company Reports, the Company has not incurred any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Company Reports; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or any Subsidiary, or any material adverse changes in or affecting the business, assets, general affairs, management, financial position, stockholders’ equity or results of operations of the Company or any Subsidiary otherwise than as set forth or contemplated in the Company Reports.

(j) Licenses, Certificates, Authorizations, Permits, Etc.. Each of the Company and each Subsidiary possesses all licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate local, state, federal or foreign regulatory agencies or bodies which are necessary or desirable for the ownership of its properties or the conduct of its businesses as described in the Company Reports (collectively, the “Governmental Permits”) except where any failures to possess or make the same, individually or in the aggregate, would not have a Material Adverse Effect. All such Governmental Permits are valid and in full force and effect, except where the validity or failure to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any Subsidiary has received notification of any revocation or modification (or investigation, inquiry or proceedings related thereto) of any such Governmental Permit and the Company has no knowledge that any such Governmental Permit will be revoked, suspended or modified in a manner adverse to the Company or a Subsidiary or will not be renewed, except where such revocation, suspension or modification would not have a Material Adverse Effect.

Exhibit 10.1

(k) Investment Company Act. The Company is not, and will not be, after giving effect to the offering of the Securities pursuant to this Agreement and the application of the proceeds thereof be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(l) Intellectual Property. Except as described in the Company Reports, the Company owns or possesses the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, software, databases, know-how, Internet domain names, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, and other intellectual property (collectively, “Intellectual Property”) necessary to carry out its respective businesses as currently conducted and as described in the Company Reports, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company or any Subsidiary with respect to the foregoing except for those that would not reasonably be expected to have a Material Adverse Effect. Each of the Company and each Subsidiary have complied in all material respects with, and is not in breach nor has received any asserted or threatened claim of breach of, any Intellectual Property license, where such breach would result in a Material Adverse Effect and the Company has no knowledge of any breach or anticipated breach by any other person to any Intellectual Property license. To the Company’s knowledge, the Company’s and each Subsidiary’s respective businesses as now conducted and as proposed to be conducted (as described in the Company Reports) does not and will not infringe or conflict with any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses or other Intellectual Property or franchise right of any person. Except as described in the Company Reports, no claim has been made against the Company or any Subsidiary alleging the infringement by the Company or any Subsidiary of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person, except for those that would not, individually or in the aggregate, have a Material Adverse Effect. Each of the Company and each Subsidiary has taken all reasonable steps to protect, maintain and safeguard its rights in all Intellectual Property. The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company or any Subsidiary’s right to own, use, or hold for use any of the Intellectual Property as owned, used or held for use in the conduct of the businesses as currently conducted. No claims have been asserted or, to the best of the Company’s knowledge, threatened against the Company or any Subsidiary alleging a violation of any person’s privacy or personal information or data rights and the consummation of the transactions contemplated hereby will not breach or otherwise cause any violation of any law related to privacy, data protection, or the collection and use of personal information collected, used, or held for use by the Company or any Subsidiary in the conduct of the Company’s or any Subsidiary’s business. Each of the Company and each Subsidiary takes reasonable measures to ensure that such information is protected against unauthorized access, use, modification, or other misuse, except for those that would not have a Material Adverse Effect.

(m) Real and Personal Property. Each of the Company and each Subsidiary has good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real or personal property which are material to the business of the Company and any Subsidiary, in each case free and clear of all liens, encumbrances, security interests, claims and defects that do not, individually or in the aggregate, materially affect the business of the Company and do not interfere with the use made of such property by the Company or any Subsidiary; and all of the leases and subleases material to the business of the Company and any Subsidiary, and under which the Company holds properties described in the Company Reports, are, to the Company’s knowledge in full force and effect, and neither the Company nor any Subsidiary has received any notice of any material claim of any sort that have been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, which would result in a Material Adverse Effect.

Exhibit 10.1

(n) Labor Relations. No labor dispute by the employees of the Company or any Subsidiary exists or, to the best of the Company’s knowledge, is imminent. The Company is not aware that any key employee or significant group of employees of the Company or any Subsidiary plans to terminate employment with the Company or any Subsidiary.

(o) Environmental Laws. Each of the Company and each Subsidiary is in compliance with all foreign, federal, state and local rules, laws and regulations, as applicable, relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to its businesses (“Environmental Laws”), except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect. There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any Subsidiary (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company or any Subsidiary is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company or any Subsidiary, or upon any other property, in violation of any United States law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which would not have, individually or in the aggregate with all such violations and liabilities, a Material Adverse Effect.

(p) Taxes. Each of the Company and each Subsidiary (i) has filed all necessary federal, state, local and foreign tax returns, and all such returns were materially true, complete and correct, (ii) has paid all federal, state, local and foreign taxes, assessments, governmental or other charges due and payable for which it is liable, including, without limitation, all sales and use taxes and all taxes which the Company or any Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties, and (iii) does not have any tax deficiency or claims outstanding or assessed or, to the best of its knowledge, proposed against any of them, except those, in each of the cases described in clauses (i), (ii) and (iii) of this paragraph (p), that would not, singularly or in the aggregate, have a Material Adverse Effect. Each of the Company and each Subsidiary has not engaged in any transaction which is a corporate tax shelter or which could be characterized as such by the Internal Revenue Service or any other taxing authority, in each case, that would violate applicable law. The accruals and reserves on the books and records of the Company and each Subsidiary in respect of tax liabilities for any taxable period not yet finally determined are adequate to meet any reasonably likely assessments and related liabilities for any such period, and since inception each of the Company and each Subsidiary has not incurred any material liability for taxes other than in the ordinary course.

(q) Insurance. Each of the Company and the Subsidiaries carry or are covered by insurance against such losses and risks and in such amounts as are reasonably considered prudent and customary in the respective businesses and industries in which the Company and its Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. The Company has no knowledge that it or any Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.

(r) Internal Controls. Each of the Company and each Subsidiary maintains a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are

Exhibit 10.1

recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Company Reports, since the end of the Company’s most recent audited fiscal year through the date hereof, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(s) Minutes. The minute books of the Company and each Subsidiary have been made available to the Placement Agent and counsel for the Placement Agent, and such books (i) contain a summary of all meetings and actions of the board of directors (including each board committee) and stockholders of the Company and each Subsidiary since the time of its respective incorporation or organization through the date of the latest meeting and action, and (ii) reflect in all material respects all transactions referred to in such minutes.

(t) Franchises, Leases, Contracts, Agreements, Etc. There is no franchise, lease, contract, agreement or document required by the Exchange Act or by the rules and regulations promulgated thereunder to be described in a Company Reports or to be filed as an exhibit to a Company Report which is not described or filed therein as required; and all descriptions of any such franchises, leases, contracts, agreements or documents contained in the Company documents are accurate and complete descriptions of such documents in all material respects. Other than as described in the Company Reports, no such franchise, lease, contract or agreement has been suspended or terminated for convenience or default by the Company or any Subsidiary or any of the other parties thereto, and neither the Company nor any Subsidiary has received notice nor does the Company have any other knowledge of any such pending or threatened suspension or termination, except for such pending or threatened suspensions or terminations that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(u) Related Party Transactions. No relationship, direct or indirect, exists between or among the Company and any Subsidiary on the one hand, and the directors, officers, 5% or greater stockholders, customers or suppliers of the Company or any Subsidiary or any of the Company’s or such Subsidiary’s affiliates on the other hand, which is required to be described in the Company Reports and which is not so described.

(v) Registration Rights. Except as disclosed in the Company Reports, no person or entity has the right to require registration of shares of Common Stock or other securities of the Company or any Subsidiary because of the filing or effectiveness of the Resale Registration Statement or otherwise, except for persons and entities who have expressly waived such right in writing or who have been given timely and proper written notice and have failed to exercise such right within the time or times required under the terms and conditions of such right. Except as described in the Company Reports, there are no persons with registration rights or similar rights to have any securities registered by the Company or any Subsidiary under the Securities Act.

(w) Brokers, Finders, Etc. Neither the Company nor any Subsidiary is a party to any contract, agreement or understanding with any person (other than the B. Riley) that would give rise to a valid claim against the Company or B. Riley for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities, or any transaction contemplated by this Agreement. The Company (and not the Purchasers) shall be responsible for paying any brokerage commission, finder’s fee or like payment due to B. Riley.

Exhibit 10.1

(x) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in Company Documents has been made or reaffirmed, to the best of the Company’s knowledge, without a reasonable basis or has been disclosed other than in good faith.

(y) OFAC. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities contemplated hereby, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(z) Registration under the Exchange Act; NASDAQ; The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and, prior to the Closing Date, the Private Placement Stock and the Warrant Shares will be approved for listing on the NASDAQ, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Stock under the Exchange Act or delisting the Stock from the NASDAQ, nor has the Company received any notification that the Commission is contemplating terminating such registration nor, except as described in the Company Reports, That The Nasdaq Stock Market is contemplating terminating such listing. No consent, approval, authorization or order of, or filing, notification or registration with, The Nasdaq Stock Market is required for the listing and trading of the Private Placement Stock or the Warrant Shares on the NASDAQ, except for an Additional Listing Application and a Notification Form; Change in Number of Shares Outstanding.

(aa) Sarbanes-Oxley Act of 2002. Except as disclosed in the Company Reports, the Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all applicable rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are presently in effect.

(bb) Nasdaq Corporate Governance Rules. The Company is in compliance in all material respects with all applicable corporate governance requirements set forth in the rules of the Nasdaq Stock Market that are then in effect, except as described in the Company Reports.

(cc) Off-Balance Sheet Arrangements. There are no transactions, arrangements or other relationships between and/or among the Company or any Subsidiary, any of their affiliates (as such term is defined in Rule 405 of the Securities Act) and any unconsolidated entity, including, but not limited to, any structure finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company or any Subsidiary’s liquidity or the availability of or requirements for its capital resources required to be described in the Company Reports which have not been described as required.

(dd) Transactions with Company Officer. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company or any Subsidiary to or for the benefit of any of the executive officers or directors of the Company, any Subsidiary or any of their respective family members, except as disclosed in the Company Reports and except for such as do not violate Section 402 of the Sarbanes-Oxley Act. All transactions by the Company with office holders or control persons of the Company have been duly approved by the board of directors of the Company, or duly appointed committees or officers thereof.

Exhibit 10.1

(ee) Statistical, Market and Related Data. The statistical and market related data included in the Company Reports are based on or derived from sources that the Company believes to be reliable and accurate in all material respects, and such data agree with the sources from which they are derived.

(ff) Foreign Corrupt Practices Act. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder; and the Company has instituted and maintain policies and procedures reasonably designed to ensure continued compliance therewith.

(gg) Money Laundering. The operations of the Company are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(hh) Periodic Reports. The Company has filed in a timely manner all reports required to be filed pursuant to Sections 13(a), 14 and 15(d) of the Exchange Act during the preceding 12 months, except where the failure to timely file would not reasonably be expected individually or in the aggregate to have a Material Adverse Effect.

(ii) Agreements Involving Key Persons. To the Company’s knowledge, no director, officer, key employee or consultant of the Company is subject to any confidentiality, non-disclosure, non-competition agreement or non-solicitation agreement with any employer or prior employer which could materially affect his ability to be and act in his respective capacity of the Company or have a Material Adverse Effect on the Company.

(jj) No Conflicts. The Company is not in violation of its Restated Certificate of Incorporation, as amended, or its Amended and Restated By-laws or in default under any agreement, indenture or instrument to which the Company is a party, the effect of which violation or default could reasonably be expected to have a Material Adverse Effect, and the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not conflict with, or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms of any agreement, indenture or instrument to which the Company is a party, which lien, charge or encumbrance could reasonably be expected to have a Material Adverse Effect, or result in a violation of the Company’s Restated Certificate of Incorporation, as amended, or the Company’s Amended and Restated By-laws or any order, rule or regulation of any court or governmental agency having jurisdiction over the Company or any of its property, and, except as may be required by the Securities Act, the Exchange Act and applicable state securities laws, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement.

(kk) Litigation. Except as disclosed in the Company Reports, there are no actions, suits, investigations or proceedings at law or in equity or by or on behalf of any governmental entity or in arbitration pending as of the date hereof against, or to the knowledge of the Company threatened against, the Company or any of its subsidiaries or any business, property, officers, directors or rights of any such person relating to the Placement and the other transactions contemplated by this Agreement or that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Exhibit 10.1

(ll) Private Placement. Neither the Company nor any Person acting on its behalf has offered to sell, or sold, the Private Placement Stock or Warrants by any form of general solicitation or general advertising (as those terms are used within the meaning of Regulation D (“Regulation D”) under the Securities Act). Neither the Company nor any Person acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering of the Private Placement Stock or Warrants to be integrated with any prior offering by the Company in a manner that could require the registration of the Private Placement Stock and Warrants under the Securities Act.

(mm) Company Reports. The Company has timely filed all Company Reports. As of their respective dates, the Company Reports complied in all material respects with the requirements of the Exchange Act, or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder. None of the Company Reports, including any financial statements or schedules included or incorporated by reference therein (the “Financial Statements”), at the time filed or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing made at least two (2) Business Days prior to the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Financial Statements and the related notes have been prepared in accordance with accounting principles generally accepted in the United States, consistently applied, during the periods involved (except (i) as may be otherwise indicated in the Financial Statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes, may be condensed or summary statements or may conform to the Commission’s rules and instructions for Quarterly Reports on Form 10-Q) and fairly present in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(nn) Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement and other than certain financial information relating to the Company’s second fiscal quarter ended August 2, 2014 (collectively, the “Information”). The Company understands and confirms that each of the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company. Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or financial conditions, which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly announced or disclosed.

(oo) Acknowledgement Regarding Purchasers’ Trading Activity. The Company acknowledges and agrees that following the public disclosure of the Information: (i) none of the Purchaser has been asked to agree, nor has any Purchaser agreed, to desist from purchasing or selling,

Exhibit 10.1

long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Private Placement Stock, Warrants, Warrant Shares or Rights Offering Stock for any specified term; (ii) any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iii) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that following the public disclosure of the Information (a) one or more Purchasers may engage in hedging and/or trading activities at various times during the period that the Private Placement Stock, Warrants, Warrant Shares or Rights Offering Stock are outstanding, including, without limitation, during the periods that the value of the Private Placement Stock is being determined and (b) such hedging and/or trading activities, if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Warrants or any of the documents executed in connection herewith.

(pp) Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1) of the 1933 Act.

Section 6. Conditions to Closing.

(a) Conditions to the Parties’ Obligations. The obligations of the Company and the Purchasers to consummate the transactions contemplated hereunder in connection with the Placement are subject to the fulfillment or waiver, on or before the Closing Date, of the following conditions:

(i) no judgment, injunction, decree, regulatory proceeding or other legal restraint shall prohibit, or have the effect of rendering unachievable, the consummation of the Placement or the transactions contemplated by this Agreement;

(ii) the Company has not exercised a Company Termination; and

(iii) to the extent required, the Company shall have received approval from its shareholders pursuant to NASDAQ Listing Rule 5635 with respect to the issuance of all the Private Placement Stock and the Warrant Shares.

(b) Conditions to Company’s Obligations. The obligations of the Company to consummate the transactions contemplated hereunder in connection with the Placement are subject to the fulfillment or waiver, on or before the Closing Date, of the following conditions:

(i) the representations and warranties of the Purchasers in Section 5 shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made as of such date; and

(ii) the Purchasers shall have performed all of their obligations hereunder.

(c) Conditions to the Purchasers’ Obligations. The obligations of each Purchaser to consummate the transactions contemplated hereunder in connection with the Placement are subject to the fulfillment or waiver, before or on the Closing Date, of the following conditions:

(i) the representations and warranties of the Company in Section 4 shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made as of such date (unless such representations and warranties are specifically made as of another date, in which case they shall be deemed made as of such specific date);

Exhibit 10.1

(ii) the Resale Registration Statement shall have been declared effective by the Commission, and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings initiated under Section 8(d) or 8(e) of the Securities Act for that purpose shall be pending or threatened by the Commission;

(iii) the Securities Act registration statement relating to the Rights Offering (the “Rights Offering Registration Statement”) shall have been declared effective by the Commission, the Company shall not have cancelled or withdrawn the Rights Offering and the Rights Offering shall have closed pursuant to the to the terms set forth in the Rights Offering Registration Statement;

(iv) the Company shall have substantially performed its obligations hereunder; and

(v) subject to Section 1(b), seven (7) months shall not have elapsed since the date of this Agreement.

Section 7. Survival. The representations and warranties of the parties contained in this Agreement or in any certificate delivered hereunder shall survive the Closing.

Section 8. Registration Rights. Subject to the terms and conditions of this Agreement and the Registration Rights Agreement, the Company shall prepare and file with the Commission after the execution of this Agreement the Resale Registration Statement covering the resale of the Private Placement Stock and the Warrant Shares.

Section 9. Covenants.

(a) Removal of Restrictive Legends. Subject to the Company’s receipt of reasonable factual confirmations or certifications, no legal opinion shall be required to be delivered to remove a restrictive legend from the Private Placement Stock or the Warrant Shares if the Purchaser resells such Private Placement Stock pursuant to the Resale Registration Statement when effective or, to the extent such Purchaser is not an affiliate of the Company, requests the removal of restrictive legends from the Private Placement Stock after the one-year anniversary of the Closing of the transactions contemplated by the Purchase Agreement. To the extent permitted by the rules policies of The Depository Trust Company and the Company’s transfer agent, the shares of Private Placement Stock and the Warrant Shares shall be delivered to each Purchaser in electronic form.

(b) Public Announcements. No Purchaser shall issue any public announcement, statement or other disclosure with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed, except if such public announcement, statement or other disclosure is required by applicable law or applicable stock market regulations, in which case such Purchaser shall consult in advance with respect to such disclosure with the Company to the extent reasonably practicable.

(c) Expenses. Each party to this Agreement shall be responsible for its own fees and expenses, except that the Company shall reimburse (i) B. Riley for its reasonable out-of-pocket fees and expenses in negotiating this Agreement and the other documents contemplated hereby in an aggregate amount not to exceed $50,000 pursuant to the Placement Agency Agreement, and (ii) The Clinton Group, Inc. (“Clinton”) for its reasonable out-of-pocket fees and expenses in negotiating this Agreement and the other documents contemplated hereby in an aggregate amount not to exceed $10,000.

Exhibit 10.1

(d) Clinton Nominee. Concurrently with the execution of this Agreement by the parties hereto, Clinton and the Company shall execute and deliver to each other the letter attached hereto as Exhibit D with respect to appointment by the Company of a director to the Board, which such director shall be a designee of Clinton reasonably acceptable to the Board as provided for in such letter.

(e) Limitation on Obligations Purchasers. Notwithstanding anything to the contrary contained herein, the Company shall not effect the sale of any securities, and no Purchaser shall be obligated to complete the purchase of shares of the Private Placement Stock to the extent that such purchase would result such Purchaser would beneficially owning in excess of 9.99% (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to such purchase. For purposes of this Section 9(e), beneficial ownership shall be calculated in accordance with Section13(d)of the Exchange Act and Rule 13d-3 thereunder, and, for purposes of determining the Maximum Percentage in this Section 9(e), only shares of Private Placement Stock to be purchased by B. Riley pursuant to this Agreement shall be considered to be beneficially owned by B. Riley.

(f) Placement Agency Agreement. Concurrently with the execution of this Agreement, the Company and B. Riley shall enter into the Placement Agency Agreement (the “Placement Agency Agreement”) pursuant to which, among other things, B. Riley will act as placement agent (the “Agent”) with respect to the Placement.

(g) Dealer-Manager Agreement. The Company and B. Riley shall enter into a dealer-manager agreement with respect to the Rights Offering substantially in the form set forth in Exhibit E.

(h) Obtaining Stockholder Approval. The parties hereto acknowledge that approval by the Company’s stockholders is required pursuant to NASDAQ Listing Rule 5635 prior to the issuance of all the Private Placement Stock and the Warrant Shares as contemplated by this Agreement and upon an exercise of the Warrants, respectively (“Stockholder Approval”). The Company shall, as soon as reasonably practicable after the date hereof, prepare and file a preliminary proxy statement with the Commission in order to seek such Stockholder Approval. The Company agrees to use commercially reasonable efforts to respond to any comments received from the staff of the Commission concerning such preliminary proxy statement and then prepare and file a definitive proxy statement and call a meeting of stockholders and seek Stockholder Approval as soon as reasonably practicable thereafter. Each of the Purchasers individually hereby irrevocably agrees with the Company (and not with any other Purchaser) that, to the extent such Purchaser is a stockholder of the Company and is entitled to vote on the Stockholder Approval proposal, then such Purchaser shall vote all of such Purchaser’s Common Stock in favor of the Stockholder Approval proposal.

(i) Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York City time, on the first business day after the date this Agreement has been executed, the Company shall issue a press release (or press releases) reasonably acceptable to the Purchasers and file one or more Current Reports on Form 8-K including with respect to the Information and describing the material terms of the transactions contemplated by this Agreement in the form required by the Exchange Act and attaching the material transaction documents (including, without limitation, this Agreement, the form of Warrant, the Placement Agency Agreement and the Registration Rights Agreement as exhibits to such filing (collectively, the “8-K Filing”). From and after the filing of the 8-K Filing with the SEC, no Purchaser shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates,

Exhibit 10.1

employees or agents, on the one hand, and any of the Purchasers or any of their affiliates, on the other hand, shall terminate. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide any Purchaser with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the SEC without the express prior written consent of such Purchaser. To the extent that the Company delivers any material, non-public information to a Purchaser without such Purchaser’s consent Purchaser (or, if such consent is conditioned upon the release of such material, nonpublic information at a specific date, after such specific date), the Company hereby covenants and agrees that such Purchaser shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information. Subject to the foregoing, neither the Company, its Subsidiaries nor any Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Purchaser, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Purchaser shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Except for the 8-K Filing, the Registration Statement required to be filed pursuant to the Registration Rights Agreement or as otherwise required by law, without the prior written consent of any applicable Purchaser, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of such Purchaser in any filing, announcement, release or otherwise.

(j) Enforcement of B. Riley Commitment Letter. The Company has entered into that certain letter agreement, dated September 3, 2014, between B. Riley and the Company, pursuant to which, among other things, B. Riley committed to purchase as principal or cause the purchase of, a total of $12.5 million of Private Placement Stock pursuant to this Agreement. B. Riley has agreed that, to the extent that by 5:00 pm (California time) on Thursday, September 4, 2014 the total of accounts and B. Riley have not accounted for $12.5 million of Private Placement Stock, B. Riley has committed to purchase Private Placement Stock equal to such shortfall (the “B. Riley Commitment”). The Company hereby agrees, to enforce, to the fullest extent permitted by law, the B. Riley Commitment and shall not waive or terminate the B. Riley Commitment without the express written consent of each of the Purchasers.

Section 10. Termination.

(a) By the Purchasers. Any Purchaser may terminate this Agreement, but only with respect to its own commitment, if:

(i) the Company materially breaches its obligations under this Agreement and such breach is not cured within five business days following written notice to the Company;

(ii) consummation of the Placement is prohibited by applicable law, rules or regulations;

(iii) the Resale Registration Statement may not be used to register the resale of the Private Placement Stock and/or Warrant Shares pursuant to the rules of the Commission or the interpretations of the staff of the Commission;

(iv) a meeting of the Company’s stockholders is held to obtain Stockholder Approval and Stockholder Approval is not received from the Company’s stockholders at such meeting or any adjournment or postponement thereof; or

(v) subject to Section 1(b), the Closing has not occurred within seven (7) months of the date of this Agreement.

Exhibit 10.1

(b) By Company. The Company may terminate this Agreement if:

(i) any Purchaser materially breaches its obligations under this Agreement and such breach is not cured within five business days following written notice to such Purchaser, provided, however, the Company’s termination right pursuant hereto shall only be with respect to such breaching Purchaser;

(ii) consummation of the Placement is prohibited by applicable law, rules or regulations;

(iii) a meeting of the Company’s stockholders is held to obtain Stockholder Approval and Stockholder Approval is not received from the Company’s stockholders at such meeting or any adjournment or postponement thereof; or

(iv) subject to Section 1(b), the Closing has not occurred within seven (7) months of the date of this Agreement; or

(v) there is a Company Termination pursuant to Section 3.

(c) Effect of Termination. The Company and the Purchasers hereby agree that any termination of this Agreement pursuant to this Section 10 (other than termination by one party in the event of a breach of this Agreement by the other party or a misrepresentation of any of the statements made hereby by the other party or a Company Termination pursuant to Section 3), shall be without liability to the Company or the Purchasers. In the event this Agreement is terminated, all Warrants issued pursuant to this Agreement shall survive, other than any Warrants issued to a Purchaser that has materially breached its obligations under this Agreement, which Warrants shall immediately terminate upon written notice to such Purchaser that this Agreement has been terminated pursuant to Section 10(b)(1) because such Purchaser materially breached its obligations under this Agreement. Notwithstanding the foregoing, Sections 4, 5, 9(a) through (c), 9(i) 11, and 12 through 17 shall survive any termination of this Agreement.

Section 11. Notices. All notices, communications and deliveries required or permitted by this Agreement shall be made in writing signed by the party making the same, shall specify the Section of this Agreement pursuant to which it is given or being made and shall be deemed given or made (a)on the date delivered if delivered in person, (b) on the third business day after it is mailed if mailed by registered or certified mail (return receipt requested) (with postage and other fees prepaid) or (c)on the day after it is delivered, prepaid, to an overnight express delivery service that confirms to the sender delivery on such day, as follows:

If to the Company:

The Wet Seal, Inc.

26972 Burbank

Foothill Ranch, CA 92610

Facsimile: (949) 699-4825

Attn: Chief Financial Officer

Exhibit 10.1

With a copy (which shall not constitute notice to the Company) to:

Paul Hastings LLP

695 Town Center Drive

Costa Mesa, CA92626

Attn: Stephen D. Cooke

Facsimile: (714) 979-1921

If to any Purchaser, to his, her or its respective address in the Company’s records, or to such other representative or at such other address of a party as such party hereto may furnish to the other parties in writing in accordance with this Section 10, with a copy to:

Manatt, Phelps & Phillips LLP

695 Town Center Drive, 14th Floor

Costa Mesa, CA 92646

Attention: Thomas J. Poletti, Esq.

Facsimile: (714) 371-2551

Section 12. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the Purchasers and the Company, and supersedes all prior agreements and understandings relating to the subject matter hereof.

Section 13. Indemnification by Company. To the fullest extent permitted by law, the Company hereby agrees to indemnify and hold harmless the Purchasers and each of their respective affiliates, and their respective directors, officers and authorized agents from and against any and all losses, claims, damages, expenses and liabilities relating to or arising out of any breach of any representation, warranty, covenant or undertaking made by or on behalf of the Company in this Agreement.

Section 14. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

Section 15. Amendments. This Agreement may be modified or amended only with the written consent of the each of the parties hereto. If the Company pays consideration to any Purchaser in connection with obtaining an amendment, modification, supplement, waiver or consent under this Agreement, the Company shall offer to pay such consideration to all other Purchasers.

Section 16. Severability. If any provision of this Agreement shall be held invalid, unlawful, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected.

Section 17. Miscellaneous.

(a) Notwithstanding any term to the contrary herein, no Person other than the Company or the Purchasers shall be entitled to rely on and/or have the benefit of, as a third party beneficiary or under any other theory, any of the representations, warranties, agreements, covenants or other provisions of this Agreement.

(b) The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of this Agreement.

(c) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument.

(d) No Purchaser shall assign this Agreement or any of its rights hereunder without the Company’s prior written consent.

Exhibit 10.1

[Signature Page Follows]

Exhibit 10.1

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the date first set forth above.

THE WET SEAL, INC.

By	/s/ Steven H. Benrubi
Name:	Steven H. Benrubi
Title:	Executive Vice President, Chief Financial Officer

Exhibit 10.1

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the date first set forth above.

PURCHASER:

CLINTON GROUP, INC.,
in its capacity as investment manager on behalf of various funds and managed accounts purchasing securities hereunder

By:	/s/ John L. Hall
	Name:	John L. Hall
	Title:	Authorized Signatory

Exhibit 10.1

B. RILEY & CO., LLC

By	/s/ Bryant Riley
Name:	Bryant Riley
Title:	Chairman

Exhibit 10.1

B. RILEY & CO., LLC 401(k) PROFIT SHARING PLAN

By	/s/ Bryant Riley
Name:	Bryant Riley
Title:	Trustee

Exhibit 10.1

ROBERT ANTIN CHILDREN IRREVOCABLE TRUST DATED JANUARY 1, 2001

By	/s/ Bryant Riley
Name:	Bryant Riley
Title:	Trustee

Exhibit 10.1

RILEY INVESTMENT PARTNERS, L.P.

By	/s/ Bryant Riley
Name:	Bryant Riley
Title:	Managing Member of Riley Investment Management, LLC, its General Partner

Exhibit 10.1

/s/ Bryant and Carleen Riley
BRYANT AND CARLEEN RILEY JTWROS

Exhibit 10.1

RILEY FAMILY TRUST

By	/s/ Richard Riley
Name:	Richard Riley
Title:	Trustee

Address:	133 Shorecliff Drive
Corona Del Mar, CA 92625

Exhibit 10.1

B. RILEY & CO., LLC 401(k) PROFIT SHARING PLAN FBO BRYANT RILEY

/s/ Bryant Riley
Bryant Riley

Exhibit 10.1

POTOMAC CAPITAL MANAGEMENT, LLC

By	/s/ Paul J. Solit
Name:	Paul J. Solit
Title:	Managing Member of its General Partner

Exhibit 10.1

/s/ Lloyd Miller
LLOYD MILLER

Exhibit 10.1

/s/ Susan Miller
SUSAN MILLER

Exhibit 10.1

DIVISAR CAPITAL MANAGEMENT, LLC

By	/s/ Steven Baughman
Name:	Steven Baughman
Title:	Managing Member

Exhibit 10.1

EQUITEC PROPRIETARY MARKETS LLC

By	/s/ Dan Asher
Name:	Dan Asher
Title:	Managing Partner

Exhibit 10.1

IL HEDGE INVESTMENTS, LLC

By	/s/ Steve Baughman
Name:	Steve Baughman
Title:	Managing Member of Divisar Capital Management, LLC

Exhibit 10.1

EXHIBIT A

The Agent

Name and Address	Commitment Amount	Election of Warrant Shares or Discounted Private Placement Stock
B. Riley & Co., LLC and affiliates	$5,000,000	☐	[—] Warrant Shares
		Or
		☐	Discounted Private Placement Stock

The Purchasers

Name and Address	Commitment Amount	Election of Warrant Shares or Discounted Private Placement Stock
Parties identified by B Riley	$7,500,000	☐	[—] Warrant Shares
		Or
		☐	Discounted Private Placement Stock

Clinton Group, Inc.	$3,000,000	☐	[—] Warrant Shares
		Or
		☐	Discounted Private Placement Stock

Hudson Bay Master Fund Ltd.	$3,000,000	☐	[—] Warrant Shares
		Or
		☐	Discounted Private Placement Stock

Exhibit 10.1

EXHIBIT B – FORM OF WARRANT

Exhibit 10.1

EXHIBIT C – PLACEMENT AGENCY AGREEMENT

Exhibit 10.1

EXHIBIT D – LETTER AGREEMENT RE CLINTON NOMINEE

Exhibit 10.1

EXHIBIT E – FORM OF DEALER MANAGER AGREEMENT